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                                                                  EXHIBIT 4.15

                    FIFTH AMENDMENT TO QUANEX CORPORATION
                             REVOLVING CREDIT AND
                          LETTER OF CREDIT AGREEMENT


     This Fifth Amendment to Quanex Corporation Revolving Credit and Letter of Credit Agreement ("Fifth Amendment") made as of the 8th day of December, 1994 ("Amendment Effective Date"), among Comerica Bank (successor in interest by reason of merger to Manufacturers Bank, N.A., formerly known as Manufacturers National Bank of Detroit), First Interstate Bank of Texas, N.A., Harris Trust and Savings Bank and NationsBank of Texas, N.A. (individually, "Bank" and collectively, "Banks"), Comerica Bank, as agent for the Banks (in such capacity "Agent") and Quanex Corporation, a Delaware corporation ("Company").

     WITNESSETH:

     WHEREAS, the Banks, The Chase Manhattan Bank, N.A., the Agent and the Company have executed and delivered that certain Quanex Corporation Revolving Credit and Letter of Credit Agreement dated as of December 4, 1990 as amended by a First Amendment to Quanex Corporation Revolving Credit and Letter of Credit Agreement dated March 26, 1991, a Second Amendment to Quanex Corporation Revolving Credit and Letter of Credit Agreement dated April 15, 1992, a Third Amendment to Quanex Corporation Revolving Credit and Letter of Credit Agreement dated as of February 12, 1993, and a Fourth Amendment to Quanex Corporation Revolving Credit and Letter of Credit Agreement dated as of April 1, 1993 (the "Original Agreement");

     WHEREAS, concurrently herewith The Chase Manhattan Bank, N.A. is executing and delivering to Agent an Acknowledgment of Termination of Interest in Loan Agreement, terminating its interest in the Original Agreement; and

     WHEREAS, the Company and the Banks desire to amend the Original Agreement as set forth below and to terminate the rights and obligations of The Chase Manhattan Bank, N.A. under the Original Agreement;

     NOW, THEREFORE, in consideration of the premises, the Banks, the Agent and the Company hereby agree as follows:

     1. Section 1.9 of the Original Agreement is amended in its entirety to read as follows:

          "'Banks' shall mean Comerica Bank, First Interstate Bank of Texas, N.A., Harris Trust and Savings Bank and NationsBank of Texas, N.A."
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     2. Section 1.45 of the Original Agreement is amended in its entirety to read as follows:

          "1.45 'Majority Banks' shall mean at any time the Banks holding 60% of the aggregate principal amount of the Indebtedness then outstanding under the Notes and the undrawn amounts of outstanding Letters of Credit, or, if no Indebtedness or Letters of Credit are then outstanding, of the Percentages."

     3. Section 1.70 of the Original Agreement is amended in its entirety to read as follows:

          "'Revolving Credit Maturity Date' shall mean March 31, 1999, or such later date as is agreed to by the Company and the Banks pursuant to the provisions of Section 2.7."

     4. Section 1.77 is added to the Original Agreement as follows:

          "1.77 'Renewal Fee' shall mean the fee payable to Agent on behalf of the Banks in connection with any extension of the Revolving Credit Maturity Date pursuant to Section 2.7 of this Agreement."

     5. The following paragraph is added to the end of Section 2.7 of the Original Agreement:

          "Within five (5) days after receipt of written notice from Agent that the Revolving Credit Maturity Date has been extended pursuant to this
     Section 2.7, Company shall pay to Agent, on behalf of Banks, a Renewal Fee in the amount equal to the Revolving Credit Aggregate Commitment multiplied by one-eighth of one percent (1/8%). Whenever any payment of the Renewal Fee shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next Business Day. Upon receipt of such payment, Agent shall make prompt payment to each Bank of its share of the Renewal Fee based upon its respective Percentage. It is expressly understood that Renewal Fees are not refundable under any circumstances."

     6. Exhibit "D" to the Original Agreement is deleted in its entirety and attached Exhibit D is substituted therefor.

     7. The Original Agreement is amended to provide that on or before January 6, 1995, Company shall pay to Agent on behalf of the Banks, a nonrefundable amendment fee in the amount of $96,000 in connection with the




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Fifth Amendment. Upon receipt of such fee, Agent shall make prompt payment to each Bank of its share of such fee based upon its respective Percentage.

     8. The Original Agreement is amended to provide that each disbursement made by each Bank, and each payment made by Agent to any Bank, pursuant to the Agreement based on each Bank's Percentage shall be rounded up to the nearest dollar ($1.00) or cent ($.01), as applicable. Company shall reimburse Agent and each Bank promptly upon demand for all costs incurred and payments made by Agent and each Bank in making any such rounded disbursement or payment.

     9. Company hereby represents and warrants that, after giving effect to the amendments contained herein, (a) execution, delivery and performance of this Fifth Amendment and any other documents and instruments required by this Fifth Amendment or the Original Agreement are within Company's corporate powers, have been duly authorized, are not in contravention of law or the terms of Company's Certificate of Incorporation or Bylaws, and do not require the consent or approval of any governmental body, agency, or authority; and this Amendment and any other documents and instruments required under this Fifth Amendment or the Original Agreement, will be valid and binding in accordance with their terms;
(b) the continuing representations and warranties of Company set forth in Sections 8.1 through 8.16 of the Original Agreement are true and correct on and as of the date hereof with the same force and effect as made on and as of the date hereof; (c) the continuing representations and warranties of Company set forth in section 8.17 of the Original Agreement are true and correct as of the date hereof with respect to the most recent financial statements furnished to the Banks by Company in accordance with Section 9.3 of the Original Agreement; and (d) no Event of Default, or condition or event which, with the giving of notice or the running of time, or both, would constitute an Event of Default under the Original Agreement, has occurred and is continuing as of the date hereof.

     10. This Fifth Amendment shall be effective upon (a) execution of this Fifth Amendment by Company, Agent and the Banks, (b) delivery by Company to Agent of new Revolving Credit Notes for the Banks in the form of Exhibit "A" attached hereto completed to reflect the commitments of each Bank as modified hereby, and (c) receipt by Agent of an executed Acknowledgement of Termination of Interest in Loan Agreement from The Chase Manhattan Bank, N.A. Company agrees to deliver to Agent on or before December 30, 1994 an opinion of legal counsel to the Company and the Guarantors in form and substance satisfactory to the Agent and the Banks.








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deemed to mean or refer to the Original Agreement as amended by this Fifth
Amendment.

     12. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Original Agreement.

     13. This Fifth Amendment may be executed in counterparts, in accordance with Section 13.8 of the Original Agreement.


     IN WITNESS WHEREOF, the Banks, the Agent and the Company have caused this Fifth Amendment to be executed by their respective, duly authorized officers, all as of the date set forth above.


                                          COMPANY:

                                          QUANEX CORPORATION


                                          By:  /s/  WAYNE M. ROSE
                                             ---------------------------
                                                    Wayne M. Rose

                                          Title: Vice President-Finance


                                          AGENT:

                                          COMERICA BANK (successor in interest
                                          by reason of merger to Manufacturers
                                          Bank, N.A., formerly known as
                                          Manufacturers National Bank of
                                          Detroit), as Agent


                                          By:    /s/ BRADLEY TERRYN
                                             ---------------------------

                                          Title:     Vice President
                                                ------------------------





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                                           BANKS:

                                           COMERICA BANK (successor in interest
                                           by reason of merger to Manufacturers
                                           Bank, N.A., formerly known as
                                           Manufacturers National Bank of
                                           Detroit)



                                           By:     /s/ BRADLEY TERRYN
                                              ---------------------------------

                                           Title:     Vice President
                                                 ------------------------------


                                           FIRST INTERSTATE BANK OF TEXAS,
                                           N.A.


                                           By:   /s/ HEATHER WITTMAN
                                              ---------------------------------
                                              Name: Heather Wittman

                                           Title:    Banking Officer
                                                 ------------------------------



                                           HARRIS TRUST AND SAVINGS BANK




                                           By:   /s/ JAMES H. COLLEY
                                              ---------------------------------
                                              Name: James H. Colley

                                           Title:     Vice President
                                                 ------------------------------




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                                     NATIONSBANK OF TEXAS, N.A.

                                     By:   /s/ FOREST S. SINGHOFF
                                         --------------------------------
                                         Name: Forest S. Singhoff


                                     Title: Senior Vice President


     The undersigned accept and agree to the Fifth Amendment to the Quanex Corporation Revolving Credit and Letter of Credit Agreement dated as of December 4, 1990, as amended, and ratify and confirm their respective obligations under the Guaranty Agreements executed and delivered to the Banks by the undersigned prior to the date of execution of such Fifth Amendment and agree that such Guaranty Agreements, as amended, continue to be in full force and effect.

                                     LASALLE STEEL COMPANY

                                     By:   /s/ WAYNE M. ROSE
                                           ------------------------------
                                     Its:  Vice President
                                           ------------------------------


                                     NICHOLS-HOMESHIELD, INC.

                                     By:   /s/ WAYNE M. ROSE
                                           ------------------------------
                                     Its:  Vice President
                                           ------------------------------




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                                 EXHIBIT "A"

                            REVOLVING CREDIT NOTE

$___________                                            Detroit, Michigan
                                                        ________________, 1994

        On or before the Revolving Credit Maturity Date (initially March 31,
1999), FOR VALUE RECEIVED, Quanex Corporation, a Delaware corporation, ("Company") promises to pay to the order of _____________________________, a
_________________ ("Bank") at Detroit, Michigan, care of Agent, in lawful money of the United States of America the Indebtedness to Bank or so much of the sum of ________________ Million and no/100 Dollars ($ ____________) as may from time to time have been advanced and then be outstanding hereunder pursuant to the Quanex Corporation Revolving Credit and Letter of Credit Agreement ("Agreement") dated as of December 4, 1990, as amended, made by and between Company, certain banks including the Bank, and Comerica Bank (successor in interest by reason of merger to Manufacturers Bank, N.A., formerly known as Manufacturers National Bank of Detroit) as agent for such banks, together with interest thereon as hereinafter set forth. Capitalized terms used herein, unless defined to the contrary, have the meanings given them in the Agreement.

        Each of the Loans made hereunder shall bear interest at the Eurodollar-based Rate, or the Prime-based Rate as elected by Company or as otherwise determined under the Agreement. Provided, however, that: (a) in the event and so long as there shall exist a default hereunder or an Event of Default, Loans outstanding hereunder shall bear interest at the default rates of interest described in Section 4.1 of the Agreement; and (b) any Advances made hereunder pursuant to Sections 3.6 and 3.7 of the Agreement shall bear interest until paid at a per annum rate equal to the Prime-based Rate plus three percent (3%) whether or not any default hereunder or any Event of Default shall then exist.

        Interest on the unpaid balance of all Loans shall be calculated and payable as set forth in the Agreement.

        This Note is a note under which advances, repayments and readvances may be made from time to time, but only in accordance with the terms and conditions of the Agreement. This Note evidences borrowing under, is subject to, and may be accelerated or matured under, the terms of the Agreement, to which reference is hereby made.



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        Company agrees that in the event of a default hereunder or any default or Event of Default under the Agreement, Bank shall be entitled to liquidate and collect all property or assets (including deposits and other credits) whether presently owned or hereafter acquired, of Company in possession or control of (or owning by) the Bank for any purpose, and to apply the proceeds of such liquidations and collections, and offset any amounts owing by Bank, against Company's obligations hereunder and under the Agreement.

        THIS NOTE SHALL BE INTERPRETED AND THE RIGHTS OF THE PARTIES HEREUNDER SHALL BE DETERMINED UNDER THE LAWS OF, AND ENFORCEABLE IN, THE STATE OF MICHIGAN.

        This Note replaces the Revolving Credit Note dated ____________, 1993 in the principal amount of $ ___________ by Company payable to Bank.

        Company hereby waives presentment for payment, demand, protest and notice of dishonor and nonpayment of this Note and agrees that no obligation hereunder shall be discharged by reason of any extension, indulgence, release, or forbearance granted by any holder of this Note to any party now or hereafter liable hereon or any present or subsequent owner of any property, real or personal, which is now or hereafter security for this Note. Any transferees of, or endorser, guarantor or surety paying this Note in full shall succeed to all rights of Bank, and Bank shall be under no further responsibility for the exercise thereof or the loan evidenced hereby.

        Nothing herein shall limit any right granted Bank by any other instrument or by law.

                                           QUANEX CORPORATION

                                           BY: ___________________________

                                           Its: __________________________





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                                 EXHIBIT "D"

                                 PERCENTAGES


BANK                                          PERCENTAGE

Comerica Bank                                 37.50%               $18,000,000

First Interstate Bank of Texas, N.A.          20.833333%           $10,000,000

Harris Trust and Savings Bank                 20.833333%           $10,000,000

NationsBank of Texas, N.A.                    20.833333%           $10,000,000


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